Exhibit 5.1

                               OPINION OF COUNSEL

                               RAINES FELDMAN LLP

                                  July 25, 2013

Liberty Coal Energy Corp.
Board of Directors
Liberty Coal Energy Corp
P.O. Box 551323
South Lake Tahoe, CA 96155

Re: Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by Liberty Coal Energy Corp., a Nevada corporation

Dear Board of Directors:

     As counsel for Liberty Coal Energy Corp., a Nevada corporation (the "Registrant" or the "Company"), and in connection with the issuance of (i) up to 25,000,000 shares of the Company's common stock, $0.001 par value per share pursuant to the 2012 Company Compensation Plan adopted by the Board of Directors of the Company on July 9, 2013 (the "2012 Stock Plan"), and (ii) up to 10,000,000 shares of the Company's common stock, $0.001 par value per share pursuant to the Consulting Agreement entered into by and between the Company and George J. Malasek adopted by the Board of Directors of the Company on July 12, 2013 (the "Consulting Agreement"), we have been asked to render an opinion as to the legality of these securities, which are to be covered by a Registration Statement to be filed by the Company on Form S-8 of the Securities and Exchange Commission (the "Commission"), and as to which this opinion is to be filed as an exhibit.

     As you are aware, no services to be performed and billed to the Company which are in any way related to a "capital raising" transaction may be paid by the issuance of securities which are Registered on Form S-8. Further, as set forth in SEC Release No. 33-7646, while the Company may contract for consulting services with an entity that is not a natural person, the securities to be registered on Form S-8, must be issued to the a natural person or persons working for the consulting entity who provided bona fide services to the Company. In this regard it is our understanding that said securities to be issued pursuant to the Consulting Agreement, will be issued to George J. Malasek in his individual capacity.

     In connection with rendering our opinion, which is set forth below, we have reviewed and examined originals or copies of only the following documents, to wit:

     1. The Articles of Incorporation and all restatements and amendments thereto;

     2.   The By-laws and all restatements and amendments thereto;
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     3.   The Registration Statement on Form SB-2, and all amendments thereto;

     4.   The Form 10-K for the fiscal year ended September 30, 2012;

     5. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to above;

     6.   A copy of the Liberty Coal Energy  Corp.,  2012  Company  Compensation
          Plan;

     7.   A copy of the Consulting Agreement with George J. Malasek; and

     8.   The Certificate of Officers dated July 25, 2012.

     Also, in rendering this opinion, we have reviewed SEC Release No. 33-7646 pertaining to the Final Rule of the Securities and Exchange Commission adopting amendments to Form S-8.

     Further, as counsel for the Company, we have discussed the items relied upon in rendering this opinion and the documents we have examined with one or more directors and executive officers of the Company, and in all instances, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the due recordation, filing and publication of documents as to which the effectiveness thereof is dependent upon recordation, filing or publication, the conformity with the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We assume that no event has occurred since the date of organization that could cause the Company to be dissolved. We assume that the parties are now, and at all relevant times will be, acting in accordance with applicable duties of good faith and fair dealing. In connection with the opinions hereafter expressed, we have assumed the due authorization, execution and delivery of any documents by all parties thereto other than the Company. We have further assumed that the recipients of these securities to be issued and registered will be natural persons and have provided bona fide services to the Company, and that none of the services performed by the recipients shall be or were be related in any way to "capital raising transactions."

     On the basis of the foregoing and in reliance thereon, and subject to all of the qualifications and limitations set forth below, and the accuracy of the assumptions set forth above, we are of the opinion as of the date hereof that:

     1. The securities to be issued for bona fide consulting services, will, upon their issuance and delivery to the recipients thereof, who are natural persons, be deemed duly and validly authorized, legally issued and fully paid and non-assessable.

     This opinion is expressly limited in scope to the securities described herein and which are to be expressly covered by the above referenced
Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other party or under any

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other plans, if any,  pertaining to services  performed in the future.  Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the securities to be issued.

     Further, this opinion is limited to the securities laws, rules and regulations of the United States, and we express no opinion with respect to the laws of any other jurisdiction. Our opinion set forth above is subject to and limited by the accuracy of any matter of fact set forth in the Certificate of Officers.

     In providing this opinion, we understand and intend that our opinion may be relied upon solely by you and all your successors and/or assigns and, other than as set out herein, may not be relied upon by any other person or for any other purposes, nor may it be quoted from or referred to or copies delivered to any other person without our prior written consent.

     The opinions set forth in this letter are based solely upon current circumstances, laws and regulations in existence as of the date hereof, and we have not undertaken any obligation to update these opinions in the event of changes thereto or additional legislation or judicial action.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any amendment thereto; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent

                               Sincerely,


                               /s/ Raines Feldman LLP
                               ---------------------------------
                               RAINES FELDMAN LLP


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